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                                  EXHIBIT 5.1

                           Opinion Letter of Counsel
                           -------------------------

                 HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                           ONE M&T PLAZA, SUITE 2000
                            BUFFALO, NEW YORK 14203

                                 July 24, 2000
Spectrum Control, Inc.
8031 Avonia Road
Fairview, Pennsylvania 16415

Ladies and Gentlemen:
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            Re:  Registration Statement on Form S-3 (No. 333-40918)
                 --------------------------------------------------

     We are delivering this opinion at your request in connection with the registration by Spectrum Control, Inc. (the "Company") under the Securities Act of 1933, as amended, and the rules and regulations thereunder, of 2,000,000 shares of Common Stock, without par value, of the Company, (plus an additional 300,000 shares to cover over-allotments) for sale by the Company (the "Company Shares") and 60,584 shares of Common Stock, without par value, of the Company acquired on exercise of certain common stock purchase warrants of the Company (the "Shareholder Shares") for sale by certain shareholders of the Company (the "Selling Shareholders"), as set forth in the prospectus (the "Prospectus") forming a part of the above-referenced registration statement (the "Registration Statement").

     The opinions set forth in this letter are based upon (1) our review of (a) the Underwriting Agreement in the form included as Exhibit 1 to the Registration Statement, (b) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its Bylaws, as amended, and records of certain of its corporate proceedings and (c) such other certificates, opinions, instruments and agreements we have deemed necessary and (2) our review of such published sources of law as we have deemed necessary. We have assumed that when the Company Shares and the Shareholder Shares are sold either appropriate certificates complying with applicable law evidencing the Company Shares and the Shareholder Shares will be properly executed or such shares will be uncertificated shares complying with applicable law.

     Subject to the qualifications set forth in this letter, it is our opinion that the Company Shares and the Shareholder Shares have been duly authorized and, when the Company Shares are issued and paid for as contemplated by the Prospectus and the Shareholder Shares are issued and paid for in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the reference to this firm in the Prospectus under the caption "Legal Matters."

                               Very truly yours,

                 HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR LLP


                              By: /s/ John J. Zak